EXHIBIT 99.1
                                                                    ------------



FOR IMMEDIATE RELEASE
March 17, 2004
CONTACT: WILLIAM SANFORD
PHONE: (904) 265-5333


                        INTERLINE BRANDS, INC. ANNOUNCES
                  FOURTH QUARTER AND FISCAL YEAR 2003 RESULTS.

HIGHLIGHTS:

     o   OPERATING INCOME GREW 13% ON REVENUE GROWTH OF 5% IN THE FOURTH
         QUARTER.

     o NET CASH PROVIDED BY OPERATING ACTIVITIES GREW FROM $10.4 MILLION IN FISCAL 2002 TO $29.1 MILLION IN FISCAL 2003.


JACKSONVILLE, FL - Interline Brands, Inc. ("Interline" or the "Company"), a leading national distributor and direct marketer of maintenance, repair and operations products, reported a 5% increase in revenues, a 6% increase in gross profit and a 13% improvement in operating income for the fiscal quarter ending December 26, 2003 compared to the same period in 2002. The revenue increase was in part due to improving conditions in the two key markets served by Interline Brands, the professional contractor and facilities maintenance markets.

For the year ended December 2003, operating income increased 10.4% and gross profit increased 3.4% on a 0.4% increase in sales. Net cash provided by operating activities increased $18.7 million in fiscal year 2003 to $29.1 million from $10.4 million in the comparable period for the prior year. Gross profit margin improved 110 basis points, from 37.1% for fiscal year 2002 to 38.2% for fiscal 2003.

Interline's President and Chief Executive Officer Michael Grebe commented on the Company's performance for the period. "Our facilities maintenance and professional contractor brands showed year over year sales growth in the fourth quarter. Although the multi-family housing industry continues to experience soft market conditions, we are encouraged that the overall economy appears to be improving. Our strong earnings performance for the quarter and for the 2003 fiscal year continues to validate our integrated operating model."

Net sales increased by $7.7 million, or 5.0%, to $158.9 million in the fourth quarter of fiscal 2003 from $151.2 million in the comparable period for the prior year. For the year ended December 2003, net sales increased by $2.6 million, or 0.4%, to $640.1 million from $637.5 million in the comparable period for the prior year. Beginning the third quarter of 2003, the Company changed the classification of freight revenue from selling, general and administrative expenses to net sales. The impact of this change is not considered material. In fiscal 2003 freight revenue of $2.3 million was recorded as net sales. Excluding the effect of this reclassification net sales were relatively flat in fiscal 2003.

Gross profit increased $3.6 million to $61.2 million in the fourth quarter of fiscal 2003 from $57.6 million in the comparable period in 2002 as a result of higher sales performance. For the year ended December 2003, gross profit increased $7.9 million to $244.2 million from $236.3 million in the comparable period in 2002. As a percentage of sales, gross profit for 2003 improved 110 basis points to 38.2% of sales from 37.1% for the 2002 fiscal year. This improvement is due to several factors including changes in product mix, targeted merchandising programs, more favorable partnerships with key suppliers, the expansion of our import sourcing and private label programs, and the reclassification of freight revenue.

Selling, general and administrative ("SG&A") expenses increased by $4.3 million, or 10.7%, to $44.4 million in the fourth quarter of 2003 from $40.1 million in the comparable period for the prior year. SG&A expenses for the year ended December 2003 increased $6.8 million to $171.1 million from $164.3 million in the comparable period for the prior year. Higher SG&A costs are associated primarily with higher health care and compensation costs.

Operating income increased by $1.7 million, or 13.2%, to $14.5 million in the fourth quarter of 2003 from $12.9 million in the comparable period for the prior year. For the 2003 fiscal year, operating income increased $5.8 million, or 10.4%, to $61.6 million from $55.8 million for the 2002 fiscal year. Net cash provided by operating activities increased by $18.7 million in fiscal 2003 to $29.1 million from $10.4 million in the comparable period for the prior year. The increase in net cash provided by operating activities was the result of continued strong operating income as well as realization of working capital efficiency initiatives during the period.

Net income was $4.3 million for the fourth quarter and $7.2 million for 2003, compared to $1.9 million and $7.1 million during the respective comparable periods in 2002.

Interline Brands, Inc. will hold a conference call March 18, 2004, at 11 a.m. Eastern Standard Time to discuss its fourth quarter and fiscal year 2003 financial results. Michael Grebe, Chief Executive Officer, and William Sanford, Executive Vice President and Chief Financial Officer, will host the conference call and answer questions pertaining to the financial and operating results. Interested parties may listen to the call by dialing 1-800-427-0638 or 1-706-634-1170. A digital recording will be available for replay two hours after the completion of the conference call by calling 1-800-642-1687 or 1-706-645-9291 and reference Conference I.D. Number 6103807. This recording will expire on April 2, 2004.

Interline Brands, Inc. is a leading direct marketing and specialty distribution company with headquarters in Jacksonville, Florida. Interline provides maintenance, repair and operations (MRO) products to professional contractors, facilities maintenance professionals, hardware stores, and other customers across North America and Central America. Interline has 2,200 employees and annual sales of more than $635 million. To learn more about the company visit www.interlinebrands.com.
------------------------

The statements contained in this release which are not historical facts, such as statements about future expectations, plans and prospects, are forward-looking statements. Because these statements are subject to risks and uncertainties, actual results may differ materially from those that are projected in forward-looking statements.


                                       ###

                                 INTERLINE BRANDS, INC. AND SUBSIDIARIES
                                 CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                 DECEMBER 27, 2002 AND DECEMBER 26, 2003
                                             (In thousands)

                                                                             DECEMBER 27,  DECEMBER 26,
                                                                                 2002         2003
                                                                             ------------  ------------
ASSETS
CURRENT ASSETS:
       Cash and cash equivalents                                             $   5,557    $   1,612
       Cash - restricted                                                           329        1,000
       Accounts receivable - trade (net of allowance for doubtful accounts
         of $5,322 and $6,316)                                                  83,087       83,684
       Accounts receivable - other                                              13,052       12,932
       Inventory                                                               124,479      119,301
       Prepaid expenses and other current assets                                 5,953        4,260
       Deferred income taxes                                                    10,932       10,318
                                                                             ---------    ---------
                Total current assets                                           243,389      233,107

PROPERTY AND EQUIPMENT, net                                                     33,585       30,605
GOODWILL                                                                       195,669      202,227
OTHER INTANGIBLE ASSETS, net                                                    77,423       90,632
OTHER ASSETS                                                                     1,652        8,711
                                                                             ---------    ---------
TOTAL ASSETS                                                                 $ 551,718    $ 565,282
                                                                             =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES:
       Current portion of long-term debt                                     $  22,750    $   7,000
       Revolving credit facility                                                18,500           --
       Accounts payable                                                         53,417       43,180
       Accrued expenses and other current liabilities                           13,603       19,623
       Accrued interest payable                                                  4,409        5,803
       Accrued merger expenses                                                   7,426        4,739
                                                                             ---------    ---------
                Total Current Liabilities                                      120,105       80,345
                                                                             ---------    ---------

LONG-TERM LIABILITIES:
       Deferred income taxes                                                    21,253       22,543
       Interest rate swaps                                                      18,067       12,793
       Long-term debt, net of current portion                                  284,774      334,525
                                                                             ---------    ---------
TOTAL LIABILITIES                                                              444,199      450,206
                                                                             ---------    ---------

COMMITMENTS AND CONTINGENCIES

SENIOR PREFERRED STOCK, $0.01 par value, 27,000,000 shares
  authorized; 23,619,888 and 23,600,014 shares issued and outstanding; at
     liquidation value                                                         331,202      379,612
                                                                             ---------    ---------

STOCKHOLDERS' EQUITY (DEFICIENCY):
       Common stock, no par value, 7,500,000 shares authorized; 5,385,189
          and 5,334,546 shares issued and outstanding                            1,994        1,994
        Accumulated deficit                                                   (224,077)    (265,548)
       Stockholder loans                                                        (1,440)      (1,545)
       Accumulated other comprehensive (loss) income                              (160)         563
                                                                             ---------    ---------
TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                                       (223,683)    (264,536)
                                                                             ---------    ---------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIENCY)                        $ 551,718    $ 565,282
                                                                             =========    =========

                                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
                           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                   FISCAL YEARS AND THREE MONTHS ENDED DECEMBER 27, 2002 AND DECEMBER 26, 2003
                                                  (In thousands)

                                                            YEAR ENDED                   THREE MONTHS ENDED
                                                   DEC 27, 2002    DEC 26, 2003     DEC 27, 2002    DEC 26, 2003
                                                   ------------    ------------     ------------    ------------
NET SALES                                          $    637,530    $    640,138     $    151,228    $    158,903
COST OF SALES                                           401,212         395,894           93,583          97,653
                                                   ------------    ------------     ------------    ------------
    Gross Profit                                        236,318         244,244           57,645          61,250
                                                   ------------    ------------     ------------    ------------
OPERATING EXPENSES :
    Selling, general and admin. expenses                164,328         171,091           40,070          44,413
    Depreciation and amortization                        11,282          10,949            2,575           2,190
    Special costs and expenses                            4,893             607            2,143              97
                                                   ------------    ------------     ------------    ------------
       Total Operating Expense                          180,503         182,647           44,788          46,700
                                                   ------------    ------------     ------------    ------------
OPERATING INCOME                                         55,815          61,597           12,857          14,550

CHANGE IN FAIR VALUE OF INTEREST RATE SWAPS               5,825          (5,272)             (30)         (1,988)

EARLY EXTINGUISHMENT OF DEBT                                 --          14,893               --              --

INTEREST EXPENSE, net                                    38,625          40,317            9,859          10,271

OTHER (INCOME) EXPENSE                                       --             (40)              --               6
                                                   ------------    ------------     ------------    ------------
    Income before income taxes                           11,365          11,699            3,028           6,261

PROVISION FOR INCOME TAXES                                4,219           4,547            1,124           1,982
                                                   ------------    ------------     ------------    ------------

NET INCOME                                                7,146           7,152            1,904           4,279

ACCRUED PREFERRED STOCK DIVIDENDS                        42,470          48,623           11,169          12,718
                                                   ------------    ------------     ------------    ------------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS         $    (35,324)   $    (41,471)    $     (9,265)   $     (8,439)
                                                   ============    ============     ============    ============
(LOSS) PER COMMON SHARE - BASIC                    $      (6.56)   $      (7.71)    $      (1.72)   $      (1.57)
                                                   ============    ============     ============    ============
(LOSS) PER COMMON SHARE - DILUTED                  $      (6.56)   $      (7.71)    $      (1.72)   $      (1.57)
                                                   ============    ============     ============    ============

SUPPLEMENTAL DISCLOSURE
Adjusted EBITDA:
    NET INCOME                                     $      7,146    $      7,152     $      1,904    $      4,279
    Interest expense, net                                38,625          40,317            9,859          10,271
    Change in fair value of interest rate swaps           5,825          (5,272)             (30)         (1,988)
    Loss on extinguishment of debt                           --          14,893               --              --
    Provision (benefit) for income taxes                  4,219           4,547            1,124           1,982
    Depreciation and amortization                        11,282          10,949            2,575           2,190
                                                   ------------    ------------     ------------    ------------
    Adjusted EBITDA                                $     67,097    $     72,586     $     15,432    $     16,734
                                                   ============    ============     ============    ============


Adjusted EBITDA is presented herein because we believe it to be relevant and useful information to our investors because it is used by our management to evaluate the operating performance of our business and compare our operating performance with that of our competitors. Management also uses Adjusted EBITDA for planning purposes, including the preparation of annual operating budgets, to determine appropriate levels of operating and capital investments and as one of the target elements in our compensation incentive programs. Adjusted EBITDA excludes certain items, including change in fair value of interest rate swaps and loss on extinguishment of debt, that relate to financing transactions and which we believe are not indicative of our core operating results. We therefore utilize Adjusted EBITDA as a useful alternative to net income as an indicator of our operating performance. However, Adjusted EBITDA is not a measure of financial performance under GAAP and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as net income. While we believe that some of the items excluded from
Adjusted EBITDA are not indicative of our core operating results, these items do impact our income statement, and management therefore utilizes Adjusted EBITDA as an operating performance measure in conjunction with GAAP measures such as net income and gross margin.

                                    INTERLINE BRANDS, INC. AND SUBSIDIARIES
                          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                          FISCAL YEARS ENDED DECEMBER 27, 2002 AND DECEMBER 26, 2003
                                                (IN THOUSANDS)

                                                                                 FOR THE FISCAL YEARS ENDED
                                                                                DEC 27, 2002    DEC 26, 2003
                                                                                ------------    ------------
OPERATING ACTIVITIES :
   NET INCOME                                                                   $      7,146    $      7,152
   ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
    PROVIDED BY OPERATING ACTIVITIES:
      DEPRECIATION AND AMORTIZATION                                                   11,282          10,949
      AMORTIZATION AND WRITE-OFFS OF DEBT ISSUANCE COSTS                               1,669           8,374
      ACCRETION OF DISCOUNT ON SENIOR SUBORDINATED NOTES                                 391              --
      DEFERRED COMPENSATION                                                              765              --
      CHANGE IN FAIR VALUE OF INTEREST RATE SWAPS                                      5,825          (5,273)
      LOSS ON DISPOSAL OF PROPERTY AND EQUIPMENT                                         438               3
      INTEREST INCOME ON STOCKHOLDER NOTES                                               (76)           (105)
      DEFERRED INCOME TAXES                                                              420           1,024
      SENIOR SUBORDINATED NOTES ISSUED FOR INTEREST DUE                                2,813           1,674

CHANGES IN ASSETS AND LIABILITIES, NET OF EFFECTS OF ACQUISITION:
    CASH - RESTRICTED                                                                     --            (671)
    ACCOUNTS RECEIVABLE - TRADE                                                        2,074             449
    ACCOUNTS RECEIVABLE - OTHER                                                       (4,293)            120
    INVENTORY                                                                         (7,329)          9,050
    PREPAID EXPENSES AND OTHER CURRENT ASSETS                                         (2,462)          1,737
    OTHER ASSETS                                                                          (6)           (307)
    ACCRUED INTEREST PAYABLE                                                          (1,187)          1,394
    ACCOUNTS PAYABLE                                                                    (610)        (11,105)
    ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES                                    (1,351)          6,018
    ACCRUED MERGER EXPENSES                                                           (3,074)         (1,383)
    INCOME TAXES PAYABLE                                                              (2,020)             --
                                                                                ------------    ------------
         NET CASH PROVIDED BY OPERATING ACTIVITIES                                    10,415          29,100
                                                                                ------------    ------------

INVESTING ACTIVITIES :
   PURCHASE OF PROPERTY AND EQUIPMENT, NET                                            (4,944)         (4,556)
   PURCHASE OF INVESTMENT  AND OTHER ASSETS                                               --          (3,850)
   ACQUISITION OF BUSINESSES, NET OF CASH ACQUIRED                                        --         (22,689)
                                                                                ------------    ------------
         NET CASH USED IN INVESTING ACTIVITIES                                        (4,944)        (31,095)
                                                                                ------------    ------------

FINANCING ACTIVITIES :
   INCREASE (DECREASE) IN REVOLVER AND SWINGLINE, NET                                 14,500         (18,500)
   REPAYMENT OF LONG-TERM DEBT                                                       (17,750)       (310,947)
   PROCEEDS FROM REFINANCING TRANSACTIONS                                                (35)        340,000
   PAYMENT OF DEBT ISSUANCE COSTS                                                         --         (13,011)
   REPURCHASE OF PREFERRED STOCK                                                          --            (215)
                                                                                ------------    ------------
         NET CASH USED IN FINANCING ACTIVITIES                                        (3,285)         (2,673)
                                                                                ------------    ------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS                              44             723
                                                                                ------------    ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                   2,230          (3,945)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                         3,327           5,557
                                                                                ------------    ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                        $      5,557    $      1,612
                                                                                ============    ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   CASH PAID DURING THE PERIOD FOR :
    INTEREST                                                                    $     35,105    $     33,258
                                                                                ============    ============
    INCOME TAXES (NET OF REFUNDS)                                               $      7,989    $      1,353
                                                                                ============    ============
SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
    DIVIDENDS ON PREFERRED STOCK                                                $     42,470    $     48,623
                                                                                ============    ============
    NOTE ISSUED FOR PURCHASE OF INVESTMENT                                      $         --    $      3,275
                                                                                ============    ============